EXHIBIT 1

CONVERSION NOTICE

TO: Golden Matrix Group Inc.

The undersigned hereby irrevocably elects to convert US $209,414 (Two Hundred and Nine Thousand Four Hundred and Fourteen Dollars) of the Principal Amount of the above Note into Restricted Shares of Common Stock of Golden Matrix Group, Inc., according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Furthermore, prior to finalizing this issuance, upon being provided a conversion notice please provide Luxor Capital LLC (via email) with:

i) A copy of the certificate(s) to be issued pursuant to the Agreement(s) as of the date hereof;
ii) The FedEx Priority Overnight tracking number (or a copy of the packing slip if available) for any physical certificate(s) to be issued

Conversion Date: September 10, 2018

Applicable Conversion Price: $0.001

Signature: ______________________

Name: Luxor Capital LLC
Address:
c/o Anthony Goodman
3651 Lindell Road, Ste D131
Las Vegas, NV 89103

Tax I.D. or Soc. Sec. No: 46-1814729

Principal Amount to be converted:
US $209,414 (Two Hundred and Nine Thousand Four Hundred and Fourteen Dollars)

Principal Amount of Note unconverted:
US $286,298 (Two Hundred and Eighty Six Thousand, Two Hundred and Ninety Eight Dollars)

Number of shares of Common Stock to be issued: 209,414,000